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                                                                   EXHIBIT 10.3A


                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is made and entered into as of December 19, 2002, by and between CENTEX DEVELOPMENT COMPANY, L.P., a Delaware limited partnership ("CDCLP"), and RICHARD C. DECKER ("Executive"), an individual resident of Coppell, Texas.

                                    RECITALS

     A. CDCLP and Executive entered into an Employment Agreement dated as of April 1, 2001 (the "2001 Agreement").

     B. Since the signing of the 2001 Agreement, a number of strategic and organizational changes have occurred within CDCLP.

     C. CDCLP and Executive have agreed to modify the terms of 2001 Agreement, as set forth in this Amendment, and to provide for the termination and replacement of the 2001 Agreement with a new agreement effective April 1, 2003.

                                    AGREEMENT

     NOW, THEREFORE, CDCLP and Executive mutually undertake and agree as follows:

1. Defined Terms. Capitalized terms used, but not defined, in this Amendment will have the meanings given to such terms in the 2001 Agreement.

2. Amendment. Section 4.C.(2) of the 2001 Agreement is hereby deleted in its entirety and replaced with the following:

          (2) If CDCLP terminates Executive's employment under Sections 4.B.(3) or (4) above (relating to termination with or without cause or termination for breach of this Agreement), then CDCLP will be obligated to pay to Executive the following: (i) all salary accrued through the effective date of the termination; (ii) a lump sum payment equal to the lesser of (A) one year of the annual salary that was in effect on the effective date of the termination, as described in Section 3.A. above, or (B) the annual salary amount that would have been paid through December 31, 2003, had Executive remained employed with CDCLP; (iii) reimbursement for all expenses incurred by Executive through the effective date of the termination; (iv) within 45 days after the end of the fiscal year, any Annual Bonus accrued through the effective date of termination; and (v) the Post-Employment Bonus.

3.   Termination of 2001 Agreement.

     A. The 2001 Agreement will continue in effect and govern the terms of the employment relationship between CDCLP and Executive through March 31, 2003. Effective at the close of business on March 31, 2003, however, the 2001 Agreement will terminate and no longer have any force or effect. Other than as outlined in this Section 3, neither Executive nor CDCLP will be bound by any of the terms and provisions of the 2001 Agreement after March 31, 2003. From and after April 1, 2003, Executive will be deemed an "employee at will", who may be terminated at any time, with or without cause.



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     B.   Notwithstanding the termination of the 2001 Agreement under Section
          3.A., the following provisions of the 2001 Agreement will continue to apply after March 31, 2003, for the time periods stated below:

          (1) CDCLP will continue to be obligated to pay to Executive the Annual Bonus for fiscal year 2003 in accordance with the terms of the 2001 Agreement.

          (2) If CDCLP terminates Decker from his employment with CDCLP or any other Centex-related entity after March 31, 2003, but before December 31, 2003, with or without cause (other than for acts of theft, embezzlement, fraud, dishonesty or other illegal acts), CDCLP will pay to Executive the annual salary amount that would have been paid to Executive through December 31, 2003, had Executive remained employed with CDCLP through that date.

4. Profits Interest Agreement. As an inducement to Executive, CDCLP and Executive will enter into a Profits Interest Agreement (herein so called) concurrently with the signing of this Amendment. Pursuant to the Profits Interest Agreement, CDCLP will pay to Executive a percentage of the profits generated by projects in which Executive had involvement while employed by CDCLP. The Profits Interest Agreement will supersede and replace any agreements previously entered into between CDCLP and Decker (including the 2001 Agreement) regarding the manner in which Executive is entitled to be compensated for profits generated by the projects.

5. Miscellaneous. The 2001 Agreement, as modified by this Amendment, and the Profits Interest Agreement together express the entire agreement between Executive and CDCLP with reference to the subject matter of the 2001 Agreement and supersede all prior written or oral and all contemporaneous oral discussions, arrangements, negotiations, and agreements with respect to the subject matter of the 2001 Agreement. No waiver, modification, or amendment of the 2001 Agreement or of any covenant, condition or limitation in the 2001 Agreement will be valid, unless it is in a written document signed by the party most detrimentally affected by the waiver or modification. The parties further agree that the provisions of this paragraph may not be waived except as in the manner described in this paragraph.

     IN WITNESS WHEREOF, the parties to this Amendment have executed and delivered this Amendment in Dallas, Texas as of the day and year first above written.



EXECUTIVE:                             CDCLP:

                                       CENTEX DEVELOPMENT COMPANY, L.P.,
                                       a Delaware limited partnership
-----------------------------
Richard C.  Decker                     By: 3333 Development Corporation,
                                           a Nevada corporation

                                       By:
                                          ----------------------------------
                                       Stephen M.  Weinberg
                                       President and Chief Executive Officer


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